UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2008
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On December 31, 2008, the Company entered into a new employment agreement with Scot T. Wetzel, its president and Chief Executive Officer, effective October 15, 2008 (the “Agreement”).  The Agreement supersedes and replaces the prior employment agreement between the Company and Mr. Wetzel effective January 11, 2006 disclosed in that certain report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2006.  The Agreement provides that Mr. Wetzel will continue to serve as the Company’s President and Chief Executive Officer for a three-year period commencing on the effective date of the Agreement, October 15, 2008, or until the Company terminates his employment or he resigns, if earlier.  Under the Agreement, Mr. Wetzel’s salary has been increased from $375,000 to $400,000 per annum.  In addition, Mr. Wetzel is eligible to participate in the Company’s employee benefit plans and other benefits provided in the same manner and to the same extent as the Company’s other executive officers, and is entitled to participate in the Company’s Executive Incentive Plan.

The Agreement further provides that Mr. Wetzel will receive severance benefits if, prior to the Agreement’s expiration, the Company terminates his employment for any reason other than “cause” (as defined in Section 5.e. of the Agreement) or Mr. Wetzel terminates his employment for “good reason” (as defined in Sections 5.c.ii. and 5.c.iii. of the Agreement), which includes a resignation by Mr. Wetzel if the Chairman of the Board is removed or resigns from such position (other than pursuant to an order by or agreement with a regulatory agency having jurisdiction over the Company), Mr. Wetzel is not named as the successor Chairman of the Board, and the parties cannot otherwise negotiate a mutually agreeable resolution of Mr. Wetzel’s concerns resulting from a failure to appoint him as the successor Chairman of the Board.  In the event of a termination  by the Company without “cause” or a voluntary termination by Mr. Wetzel for “good reason,” Mr. Wetzel will be entitled to the greater of (a) the average of the amount displayed (or to be displayed) in the total compensation column in the Summary Compensation Table of the Company’s proxy statement for the two calendar years immediately preceding Mr. Wetzel’s date of employment termination (“Total Annual Compensation”) and (b) the Total Annual Compensation multiplied by the number determined by dividing the number of whole months and fractions thereof in the remaining term of the Agreement as of Executive’s date of employment termination by twelve (12).  Payment of Mr. Wetzel’s severance is subject to receipt by the Company of a general release from Mr. Wetzel and will be deferred for a period of six (6) months after the termination of his employment as required by Section 409A of the Code.  Mr. Wetzel is also entitled to a pro rata portion of any cash bonus payable for the year of termination of employment, gross up payments for any excise or other taxes imposed pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the continuation of health care benefits following the termination of his employment.  At the discretion of the Compensation Committee, Mr. Wetzel may also receive other benefits while he is employed by the Company and in the event of his termination.

The Agreement also contains confidentiality provisions, a covenant not to solicit employees or clients, and non-compete provisions.  The confidentiality provisions apply during employment and post-employment.  If Mr. Wetzel is terminated for any reason other than “cause,” the covenant not to solicit employees or clients applies during the longer of (a) the period following the termination of his employment that Mr. Wetzel is receiving any severance payments from the Company or (b) one year following his termination.  If Mr. Wetzel’s employment terminates for any reason, the Company has the right to purchase, for a monthly payment equal to one-twelfth of his Total Annual Compensation, a non-compete agreement from Mr. Wetzel for a period of between one and twelve months, in the Company’s discretion, during which period, Mr. Wetzel would be prohibited from, directly or indirectly, (i) engaging in any business engaged in by the Company or the Company’s wholly-owned subsidiary, United Western Bank (collectively, the “Business”) in the state of Colorado or any other state where, as of the date of termination of Mr. Wetzel’s employment, the Company has existing banking operations or other sales offices or has invested a substantial amount of effort or money with the intent of establishing banking operations or sales offices (the “Territory”), (ii) interfering with the Business, or (iii) owning, managing, controlling, participating in, consulting with, rendering services for or in any manner engaging in or representing any business within the Territory that is competitive with the Business as such business is conducted or proposed to be conducted from and after the date of this Agreement; provided, however, that Mr. Wetzel may be a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded that competes with the Business so long as he has no active participation in the business of such corporation.  If Mr. Wetzel is terminated for “cause” and the Company purchases a non-compete agreement, the covenant not to solicit employees or clients also applies during the longer of (a) the period of the non-compete agreement or (b) one year following his termination.

Pursuant to the terms of the Agreement, the Company and Mr. Wetzel are also obligated to enter into an indemnification agreement, a copy of which is attached as an exhibit to the Agreement, which obligates the Company to indemnify and to advance expenses on behalf of Mr. Wetzel under certain circumstance and in compliance with Colorado law.

Notwithstanding the foregoing, in no event is the Company obligated to make a payment to Mr. Wetzel under the Agreement that would cause a violation of  Section 111 of the Emergency Economic Stabilization Act of 2008 (a “111 Violation”).  If more than one type of payment under the Agreement would cause a 111 Violation requiring the elimination of a portion of the payments, then to the extent necessary to avoid a 111 Violation, any payments in respect of the non-compete provision first shall be reduced, if such payment relates to a period longer than six months, to a payment period no less than six months, and there shall be a corresponding reduction in the period to which the non-compete relates.  Following the reduction described in the preceding sentence or if no such reduction is possible, payments in respect of any excise or other taxes imposed pursuant to Section 4999 or Section 409A of the Code shall be reduced or eliminated.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

10.1	Employment Agreement effective as of October 15, 2008, by and between the Company and Scot T. Wetzel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 7, 2009	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Chief Operating Officer

EXHIBIT INDEX

10.1	Employment Agreement effective as of October 15, 2008, by and between the Company and Scot T. Wetzel